As Filed with the Securities and Exchange Commission on June 30, 2006

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2006 (June 27, 2006)

MONSANTO COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16167	43-1878297
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 North Lindbergh Boulevard

St. Louis, Missouri 63167

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (314) 694-1000

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

_________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d.-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS.

On June 27, 2006, the Board of Directors of Monsanto Company (the “Company”) approved amendments to the Company’s Bylaws, which changes are effective as of June 27, 2006. The amendments included the following:

The Charter of the Board of Directors had previously established the position of “Presiding Director” and specified certain duties. This position is now reflected in the Bylaws. New Bylaw No. 33 requires that the Board of Directors include a Presiding Director who must be an “independent director” and elected by a majority of the independent directors. Pursuant to that new Bylaw, and to amendments to Bylaws Nos. 19, 22, 33 and 43, the Presiding Director:

•	must preside at meetings of the non-management and independent directors, and at any Board meetings at which the Chairman of the Board is not present;
•	serves as liaison between the Chairman of the Board and the Board; and
•	may call special meetings of the Board and of the independent directors.

Bylaws Nos. 4, 8 and 14 set forth procedures that shareowners must follow in order to propose business at an annual meeting or to nominate directors. These Bylaws were amended to make certain clarifications. Changes include the following:

•	Specifies that adjournment or postponement of a meeting will not affect the period during which advance notice of a proposal or nomination must be given
•	Clarifies that proponent must submit the actual text of any proposed resolution or amendment to the Bylaws
•

Consistent with requirements of the Securities and Exchange Commission (“SEC”), requires that a proponent represent that he/she/it is a holder of record, entitled to vote at the meeting, and intends to appear in person or by proxy at the meeting to propose such business or nomination

•

Consistent with SEC rules, specifies that, within the same period during which a proponent must notify the Company of a proposal or nomination, the proponent must also notify the Company of any plans to solicit proxies for the proposal or nomination, either individually or as part of a “group”

•	Added a definition of “qualified representative,” who would be authorized to present a proposal or nomination on a proponent’s behalf in the proponent’s absence
•	Specifies that Bylaws are not intended to supersede SEC rules on shareowner proposals or nominations

Bylaw No. 1 was amended to refer to the Company’s Certificate of Incorporation for the name of the Company’s registered agent and the address of its registered office in Delaware, and to delete that information from the Bylaws.

Bylaw No. 25 was amended to clarify the permissibility of telephonic Board and committee meetings, and the ability of directors to submit electronic consents in connection with Board action without a meeting, pursuant to Delaware law.

Former Bylaw No. 33, regarding advisory directors, was deleted, as the Company does not currently have any Advisory Directors.

Bylaws Nos. 46, 48 and 50 were amended to provide that an assistant officer may act when the principal officer is “unavailable,” as well as when he or she is “absent.”

Bylaw No. 53 was amended to clarify that officers who are permitted to exercise the Company’s rights as a shareowner to vote shares held in other companies, would need additional authority to dispose of the shares.

Amendments were made throughout the Bylaws to replace the term “By-Law” with the term “Bylaw,” and to replace the term “stockholder” with the term “shareowner.”

Additional non- substantive changes were made to various Bylaws and are reflected in Exhibit 3.2(ii) filed herewith.

The amended Bylaws, and a copy marked to show changes from the prior bylaws, are included as Exhibits 3.2(i) and 3.2(ii), respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits. The following documents are filed as exhibits to this report:

Exhibit 3.2(i)	Monsanto Company Bylaws, as amended effective June 27, 2006

Exhibit 3.2(ii)	Monsanto Company Bylaws, marked to show amendments effective as of June 27, 2006

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2006

MONSANTO COMPANY

By:         /s/ Sonya M. Davis

Name:	Sonya M. Davis
Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.2(i)	Monsanto Company Bylaws, marked to show amendments effective as of June 27, 2006

3.2(ii)	Monsanto Company Bylaws, as amended effective June 27, 2006

4